  As filed with the Securities and Exchange Commission on September 17, 1998.
                                                     Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                  ----------

                              TMP WORLDWIDE INC.
            (Exact name of registrant as specified in its charter)

Delaware                                                13-3906555
(State or other juris-                                  (I.R.S. Employer
diction of incorporation                                Identification
or organization)                                        Number)

                           1633 Broadway, 33rd Floor
                           New York, New York 10019
                                (212) 977-4200
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              TMP Worldwide Inc.
                            1996 Stock Option Plan

                              ANDREW J. MCKELVEY
                         Chairman of the Board and CEO
                              TMP Worldwide Inc.
                           1633 Broadway, 33rd Floor
                           New York, New York 10019
                                (212) 977-4200
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
    Title of Securities          Amount to be registered  Proposed maximum offering    Proposed maximum aggregate     Amount of
     to be registered                     (1)                 price per share(2)            offering price (2)      registration fee
    -------------------          -----------------------  ---------------------------  --------------------------   ----------------
Common Stock, $.001 par value.      1,200,000 shares               $30.25                   $36,300,000                  $10,709

------------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement relates to an additional 1,200,000 shares, subject to stock options, granted or to be granted under the TMP Worldwide Inc. 1996 Stock Option Plan, as amended. This registration statement shall also cover any additional indeterminable number of shares as may be required pursuant to the TMP Worldwide Inc. 1996 Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 1,200,000, the number of shares of additional Common Stock registered by the Registration Statement as to which options may be granted under the TMP Worldwide Inc. 1996 Stock Option Plan, by $30.25, the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on September 14, 1998.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of the Registration Statement on Form S-8 (Registration No. 333-18937) of TMP Worldwide Inc. as filed with the Securities and Exchange Commission on December 27, 1996, are incorporated herein by reference.

                                    EXPERTS

     The financial statements and schedule incorporated by reference in this Registration Statement have been audited by BDO Seidman, LLP independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 17th day of September, 1998.

                                       TMP WORLDWIDE INC.

                                       /s/ Andrew J. McKelvey
                                       -----------------------
                                       By:  Andrew J. McKelvey
                                       Title: Chairman of the Board and CEO

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                            Title                              Date
---------                                            -----                              ----
/s/ Andrew J. McKelvey              Chairman of the Board and CEO               September 17, 1998
-----------------------                   (principal executive officer)
Andrew J. McKelvey

/s/ Thomas G. Collison              Vice Chairman and Secretary                 September 17, 1998
-----------------------                   (principal financial officer)
Thomas G. Collison

/s/ Roxane Previty                  Chief Financial Officer                     September 17, 1998
-----------------------                   (principal accounting officer)
Roxane Previty

/s/ George R. Eisele                Director                                    September 17, 1998
-----------------------
George R. Eisele

/s/ John R. Gaulding                Director                                    September 17, 1998
-----------------------
John R. Gaulding

/s/ Michael Kaufman                 Director                                    September 17, 1998
-----------------------
Michael Kaufman

/s/ John Swann                      Director                                    September 17, 1998
-----------------------
John Swann

                               INDEX TO EXHIBITS

Exhibit
  No.             Description
-------           -----------
4                 TMP Worldwide Inc. 1996 Stock Option Plan, as amended

5                 Opinion of Fulbright & Jaworski L.L.P.

23.1              Consent of BDO Seidman, LLP

23.2              Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)